NEWS RELEASE

OppFi Provides Update on Pending BNC Acquisition

2026-11-03

Withdraws Bank Regulatory Applications

Reaffirms 2026 Guidance

CHICAGO, Nov. 3, 2026 /PRNewswire/ -- OppFi Inc. (NYSE: OPFI) ("OppFi" or the "Company"), a tech-enabled digital finance platform that partners with banks to offer financial products and services to everyday Americans, today announced that, at this time, it has withdrawn its applications to the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("Federal Reserve") and the Federal Deposit Insurance Corporation ("FDIC") related to the proposed acquisition of BNCCORP, Inc. (OTCQX: BNCC) and its wholly owned subsidiary, BNC National Bank (collectively "BNC").

OppFi proactively engaged with federal regulators before entering into the BNC transaction and has diligently responded to extensive information requests from the OCC, Federal Reserve and FDIC throughout the application process. However, given the communication restrictions inherent in the application process and the lack of articulated objective standards against which federal regulators are evaluating OppFi's business, OppFi has not had a meaningful opportunity to engage with federal regulators to address potential concerns. Going forward, OppFi intends to substantively engage with federal regulators regarding the creation of practical market- and consumer-based standards that will allow innovative community banks and financial technology platforms to combine in order to meet the needs of tens of millions of underbanked Americans.

"We believe that our applications satisfied the existing statutory criteria for approval, but there is a lack of clearly articulated standards by which those criteria are being used to evaluate our applications and the proposed combination with BNC," said Todd Schwartz, CEO and Executive Chairman of OppFi. "We encourage federal

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regulators to expeditiously articulate clear standards that will allow innovative community banks and financial technology platforms to combine to better serve the tens of millions of Americans whose needs are not being met by traditional banks."

"OppFi and BNC are both established businesses that have remained profitable throughout business cycles, and we believe the combination of OppFi's sophisticated online lending platform with BNC's national bank charter and diversified banking infrastructure would create a stronger, more diversified banking organization that would be well capitalized with significant resources to pursue its business."

Schwartz continued, "OppFi is executing on the strategic transformation of our business as we build a more diversified, technology-enabled financial platform designed to better serve customers across their financial journeys. We are confident in the long-term earning power of OppFi and our opportunity to create substantial long-term value, regardless of whether we do so under a national banking charter."

Full Year 2026 Guidance

OppFi is reaffirming its revised full year 2026 guidance as follows:

- Total revenue between $600 million and $610 million;
- Adjusted net income1 between $115 million and $120 million; and
- Adjusted EPS1 between $1.34 and $1.40, based on an approximate weighted average diluted share count of 86 million shares.

(1) Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See "Non-GAAP Financial Measures" below for a detailed description of such non-GAAP financial measures. A reconciliation of projected full year 2026 Adjusted Net Income and Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures.

About OppFi

OppFi (NYSE: OPFI) is a tech-enabled digital finance platform that partners with banks to offer financial products and services to everyday Americans. Through this transparent and responsible platform, which emphasizes financial inclusion and exceptional customer experience, the Company assists consumers who are underserved by traditional financing options in building improved financial health. OppLoans by OppFi maintains a 4.4/5.0 star rating on Trustpilot based on over 5,800 reviews, positioning the Company among the top consumer-rated financial

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platforms online. OppFi also holds a 35% equity interest in Bitty Holdings, LLC ("Bitty"), a credit access company that provides revenue-based financing and other working capital solutions to small businesses. For additional information, please visit oppfi.com.

Contacts:

Investor Relations:
investors@oppfi.com

Media Relations:
media@oppfi.com

Cautionary Statement Concerning Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements give current expectations or forecasts of future events and reflect OppFi management's present views and assumptions concerning the Company's business, financial condition and prospects, including the proposed BNC acquisition and engagements with regulators, as of the date of this release; they are not guarantees of future performance. OppFi's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "opportunity," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "possible," "continue," "positions," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi's ability to execute its strategic transformation, launch and develop new products, and achieve future growth and financial performance; the future performance of OppFi's platform and underwriting models, its recently launched line of credit product and the migration to its LOLA platform; its intention to continue engaging with federal banking regulators following the withdrawal of its applications relating to the proposed acquisition of BNCC; whether a revised structure or other approach may permit OppFi to obtain the regulatory approvals necessary to complete the proposed acquisition; the potential timing, completion, strategic rationale and anticipated benefits of the proposed acquisition, if consummated; and OppFi's expectations regarding its long-term earnings power and creation of stockholder value. The Company's statements concerning future matters rely on information currently available and assumptions regarding the likelihood and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi's control and are difficult to predict. Factors that may cause such differences include, but are not limited to,

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the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, the impact of tariffs, and tightening of credit markets on OppFi's business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; risks related to the proposed acquisition of BNCC, including the withdrawal of the applications previously submitted to the OCC, Federal Reserve and FDIC; the risk that OppFi may be unable to obtain the required regulatory approvals on acceptable terms or at all, even if the parties pursue a modified transaction structure or submit new applications; uncertainty regarding the timing or outcome of future engagement with regulators; the risk that the proposed acquisition may be delayed, restructured or not completed; failure to satisfy the remaining conditions to closing; events or circumstances that could lead to termination of the Merger Agreement, including any resulting costs or termination fees; the potential effect of the proposed acquisition or its termination on OppFi's governance, business and financial performance; integration or execution challenges; and adverse reactions from customers or stockholders; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi's bank partners will continue to lend in California and whether OppFi's financing sources will continue to finance the purchase of participation rights in loans originated by OppFi's bank partners in California; OppFi's ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi's business; risks related to any material weakness in OppFi's internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi's ability to comply with various covenants in its corporate and warehouse credit facilities; risks related to potential litigation; changes in applicable laws or regulations, including, but not limited to, impacts from the One Big Beautiful Bill Act; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties disclosed in OppFi's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, particularly the sections captioned "Risk Factors." OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are unaudited and do not conform to accounting principles generally accepted in the United States ("GAAP"), such as Adjusted Net Income and Adjusted EPS. Adjusted Net Income is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of

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warrant liabilities; (3) other adjustments, net; and (4) other income, and then reduced by pro forma taxes assuming a tax rate for each period presented that reflects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represents shares of both classes of common stock outstanding and includes the impact of dilutive securities, such as restricted stock units, performance stock units, and stock options. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" in OppFi's earnings release dated October 28, 2026, for reconciliations of OppFi's historical non-GAAP financial measures to the most directly comparable GAAP financial measures. A reconciliation of projected full year 2026 Adjusted Net Income and Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures.

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SOURCE OppFi

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